SCHEDULE 14C
(RULE 14C-101)

SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

Check the appropriate box:

[ ]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)).
[X]	Definitive information statement

Delaware Group® Foundation Funds
Delaware Pooled® Trust
Delaware VIP® Trust

 (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):
[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

DELAWARE GROUP® FOUNDATION FUNDS
Delaware Strategic Allocation Fund

DELAWARE POOLED® TRUST
Delaware Global Listed Real Assets Fund

DELAWARE VIP® TRUST
Delaware VIP REIT Series

2005 Market Street
Philadelphia, PA 19103-7094

JOINT INFORMATION STATEMENT
This Joint Information Statement is being furnished on behalf of the Boards of Trustees (“Trustees” or “Board”) of Delaware Group Foundation Funds, Delaware Pooled Trust, and Delaware VIP Trust (each, a “Trust” and collectively, the “Trusts”) to inform shareholders of the funds listed above (each, a “Fund” and collectively, the “Funds”) about recent changes related to the Funds’ sub-advisory arrangements.  The changes were approved by the Board on the recommendation of the Funds’ investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
A Notice of Internet Availability of Joint Information Statement relating to this Joint Information Statement (“Notice”) was mailed beginning on or about Aug. 28, 2020 to shareholders of record of each Fund as of August 17, 2020 (the “Record Date”).  The Joint Information Statement is being made available on the Funds’ website at delawarefunds.com/literature and delawarefunds.com/vip/literature (for Delaware VIP REIT Series only) on or about Aug. 28, 2020 until at least Nov. 26, 2020. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company (for Delaware VIP REIT Series), or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.
INTRODUCTION
The Manager is the investment manager to each series of the Trusts, including the Funds. Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trusts or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trusts, and certain affiliates requested and received an exemptive order from the SEC on Jan. 17, 2017 (the “SEC Order”).  The SEC Order exempts the Manager, the Trusts and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trusts without shareholder approval.  The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, at a meeting held on June 10, 2020 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trusts or of the Manager (the “Independent Trustees”), approved the expansion of sub-advisory services provided by Macquarie Investment Management Global Limited (“MIMGL”) as sub-advisor to the Funds (the “Sub-Advisor”) and approved a new sub-advisory agreement between the Manager and the Sub-Advisor to expand the services provided to the Funds by the Sub-Advisor. MIMGL is an affiliate of the Manager.

The Trusts and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Joint Information Statement presents additional details regarding MIMGL and the new sub-advisory agreement (the “Sub-Advisory Agreement”).

THE INVESTMENT MANAGER
The Manager is located at 2005 Market Street, Philadelphia, PA 19103-7094 (610 Market Street, Philadelphia, PA 19106 effective on or about September 1, 2020), and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”).  The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.
The Manager provides investment advisory services to the Funds pursuant to an investment management agreement dated Jan. 4, 2010 between the Trusts and the Manager, as amended (the “Management Agreement”).  The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting held on Aug. 11-13, 2020. The Trusts employ the Manager to generally manage the investment and reinvestment of the assets of the Funds.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Funds, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Funds. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Funds, and to render investment advice for the Funds, including the purchase, retention, and disposition of investments, securities and cash held by the Funds. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of each Fund’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Funds’ investment objective(s), policies, and restrictions. Under the Management Agreement, each Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trusts who are officers, directors, or employees of the Manager or its affiliates.

As compensation for the services rendered under the Investment Management Agreement, the Funds pay the Manager an annual management fee as a percentage of average daily net assets as described in Exhibit A.  During the last fiscal year for each of the Funds paid investment management fees to the Manager as described in Exhibit B.

The key executives and each trustee of the Manager and their principal occupations are: Shawn K. Lytle, Trustee and President; Roger A. Early, Trustee and Executive Vice President/Executive Director, Global Co-Head of Fixed Income; David F. Connor, Trustee and Senior Vice President/General Counsel/Secretary; Richard Salus, Senior Vice President; Michael F. Capuzzi, U.S. Chief Operations Officer; Patricia L. Bakely, Chief Financial Officer; and; Brian L. Murray, Senior Vice President/Global Chief Compliance Officer.  The address of each person listed is 2005 Market Street, Philadelphia, PA 19103-7094.  (610 Market Street, Philadelphia, PA 19106 effective on or about September 1, 2020). Shawn K. Lytle is also a Trustee for the Funds.

THE SUB-ADVISORS
MIMAK, located at Kaerntner Strasse 28, 1010 Vienna, Austria, is an affiliate of the Manager and a part of Macquarie Investment Management (“MIM”). MIM is the marketing name for certain companies comprising the asset management division of Macquarie Group Limited. As of March 31, 2020 MIM managed more than $234.9 billion in assets for institutional and individual clients.
MIMAK currently serves as a sub-advisor to Delaware Global Listed Real Assets Fund and Delaware Strategic Allocation Fund and the sub-advisory agreement between MIMAK and the Manager was most recently approved by the Board on May 11-13, 2020. The Manager will compensate MIMAK out of the investment advisory fees it receives from the Funds.
The names and principal occupations of the principal executive officers and/or directors of MIMAK are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMAK, is Kaerntner Strasse 28, 1010 Vienna, Austria:

Name	Position
Rene Kreisl	Chief Compliance Officer and Director
Gerhard Aigner	Director
Konrad Kontriner	Director

MIMGL, located at 50 Martin Place, Sydney, Australia, is an affiliate of the Manager and a part of MIM. MIMGL was approved by the Board to serve in an expanded role as a sub-advisor to the Funds at the Meeting. Under the new Sub-Advisory Agreement, MIMGL will serve as the principal sub-advisor and will be primarily responsible for the day-to-day portfolio management of Delaware VIP REIT Series; MIMGL will also be responsible for managing the real estate investment trust securities sleeve of Delaware Strategic Allocation Fund and Delaware Global Listed Real Assets Fund and other equity asset classes to which the portfolio managers may allocate assets from time to time. The Manager compensates MIMGL out of the investment advisory fees it receives from the Funds. The new Sub-Advisory Agreement between MIMGL and the Manager is effective June 11, 2020 and is described more below.

The names and principal occupations of the principal executive officers and/or directors of MIMGL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMGL, is 50 Martin Place, Sydney, Australia:
Name	Position
Brett Lewthwaite	Director
Bruce Terry	Director
Patrick Ling	Chief Legal Officer
Kean Lim	Chief Compliance Officer
Rajiv Gohil	Director
Scot Thompson	Director
Caroline Marull	Director

Macquarie Investment Management Europe Limited (“MIMEL”), located at 28 Ropemaker Street, London, England, is an affiliate of the Manager and a part of MIM. MIMEL currently serves as a sub-advisor to Delaware Strategic Allocation Fund, and the sub-advisory agreement between the Manager and MIMEL was most recently approved by the Board on Aug. 11-13, 2020. The Manager compensates MIMEL out of the investment advisory fees it receives from the Funds.
The names and principal occupations of the principal executive officers and/or directors of MIMEL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMEL, is 28 Ropemaker Street, London, England:
Name	Position
Graham McDevitt	Director
Alison Wood	Chief Compliance Officer
Adam Lygoe	Director
Christopher Hamilton	Director

MFMHKL, located at Level 18, One International Finance Centre, One Harbour View Street, Central, Hong Kong, is an affiliate of the Manager and a part of MIM. MFMHKL currently serves as a sub-advisor to the Funds and the sub-advisory agreement between the Manager and MFMHKL was most recently approved by the Board on Aug. 11-13, 2020. The Manager compensates MFMHKL out of the investment advisory fees it receives from the Funds.
The names and principal occupations of the principal executive officers and/or directors of MFMHKL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MFMHKL, is Level 18, One International Finance Centre, One Harbour View Street, Central, Hong Kong:
Name	Position
John Bugg	Director
Andrew Graham	Chief Compliance Officer
Hans Yeung	Chief Financial Officer
Wei Yue Cheong	Director
Bastiaan Van Buuren	Director
Divya Sharma	Legal Entity Controller

Jackson Square Partners, LLC (“JSP”), located at 101 California Street, Suite 3750, San Francisco, CA 94111, currently serves as a sub-advisor to Delaware Strategic Allocation Fund, and the sub-advisory agreement between the Manager and JSP was most recently approved by the Board on Aug. 11-13, 2020. JSP is a Delaware limited liability company resulting from a joint venture between Delaware Investments Advisers Partner, Inc., an affiliate of the Manager, and California Street Partners, L.P., a Delaware limited partnership owned by certain JSP personnel. JSP is compensated out of the fees that the Manager receives from Delaware Strategic Allocation Fund. As of Dec. 31, 2019, JSP manages approximately $22.3 billion in assets, including mutual funds, separate accounts and other investment vehicles, of which approximately $2.5 billion is non-discretionary.
The names and principal occupations of the principal executive officers and/or directors of JSP are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with JSP, is 101 California Street, Suite 3750, San Francisco, CA 94111:
Name	Position
Kevin Brown	Managing Director
Van Tran	Chief Compliance Officer
Debbie Sabo	Head of Trading
Jeff Van Harte	Chairman, Chief Investment Officer

ADDITIONAL SERVICES TO BE PROVIDED BY MIMGL UNDER THE NEW SUBADISORY AGREEMENT
The Board approved the new Sub-Advisory Agreement between DMC and MIMGL on June 10, 2020. The Sub-Advisory Agreement is dated June 11, 2020 and will continue for an initial term of no more than two years. Under the new Sub-Advisory Agreement, MIMGL will provide expanded services to the Funds as compared with those provided under the previous sub-advisory agreement. MIMGL will serve as the principal sub-advisor and will be primarily responsible for the day-to-day portfolio management of Delaware VIP REIT Series. MIMGL will also be responsible for managing investments in the real estate investment trust (“REIT”) securities sleeve for Delaware Strategic Allocation Fund and Delaware Global Listed Real Assets Fund. As previously disclosed to shareholders, MIMGL would also continue to support each Fund’s strategy by providing investment recommendations, discussing strategy, and sharing investment ideas, including with respect to specific securities, on a regular basis and when directed by the Manager, provide investment discretion and trading.

DMC will continue to serve as investment advisor to the Funds, however, under the proposed arrangements, MIMGL’s portfolio managers, Scot Thompson and Benjamin Leung, will take over primary day-to-day responsibility and will serve as the portfolio managers for Delaware VIP REIT Series. The Funds’ investment objectives, policies, and limitations remain unchanged in connection with the new Sub-Advisory Agreement, however the Fund’s REIT strategy will change to reflect MIMGL’s investment process. Messrs. Thompson and Leung will also be responsible for managing the real estate investment trust securities sleeve of Delaware Strategic Allocation Fund and Delaware Global Listed Real Assets Fund and other equity asset classes to which the portfolio managers primarily responsible for the Funds may allocate assets from time to time. The Funds’ investment objectives, policies, and limitations remain unchanged in connection with the new Sub-Advisory Agreement.  MIMGL will receive increased compensation from the Manager for its increased role with MIMGL will receive increased compensation from the Manager for their increased roles with the Funds. Apart from the additional services to be provided by MIMGL, the Sub-Advisory Agreement is substantially similar to the sub-advisory agreement previously approved by the Board.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS

In reaching the decision to approve the Sub-advisory Agreement, the Board considered and reviewed information about MIMGL, including its personnel, operations, and financial condition, which had been provided by MIMGL. The Board also reviewed material furnished by the Manager in advance of the Meeting, including: a memorandum from the Manager reviewing the Sub-Advisory Agreement and the various expanded services proposed to be rendered by MIMGL; information concerning MIMGL’s organizational structure and the experience of its key investment management personnel; copies of MIMGL’s Form ADV and financial statements; relevant performance information provided with respect to MIMGL; and a copy of the Sub-Advisory Agreement.

In considering such information and materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision to approve the Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

Nature, extent, and quality of services. The Board considered the nature, quality, and extent of services that MIMGL would provide as a sub-advisor to the Funds. The Board took into account the investment process to be employed by MIMGL in connection with the sub-advisor’s responsibilities in conjunction with DMC in managing the Funds, and the qualifications and experience of MIMGL’s team with regard to implementing the investment mandate of the Funds. The Board considered MIMGL’s organization, personnel, and operations. The Trustees also considered the Manager’s review and recommendation process with respect to MIMGL, and the Manager’s favorable assessment as to the nature, quality, and extent of the expanded sub-advisory services expected to be provided by MIMGL to the Funds. Based upon these considerations, the Board was satisfied with the nature and quality of the overall services to be provided by the Sub-Advisor to the Funds and their shareholders and the Manager was confident in the abilities of the Sub-Advisor to provide quality services to the Funds and their shareholders.

Investment performance. In evaluating performance, the Board recognized that the Sub-Advisor had not yet managed the Funds in this expanded capacity. The Board considered the experience of the Sub-Advisor’s portfolio management team and noted the Manager’s favorable representation of the Sub-Advisor’s performance in managing other funds with similar strategies. The Board also considered the Manager’s representation that the Manager would continue to provide oversight and monitor the Sub-Advisor’s services.

Sub-advisory fees. The Board considered the appropriateness of the sub-advisory fees in light of the nature, extent, and quality of the sub-advisory services to be provided by the Sub-

Advisor. The Board noted that the sub-advisory fees are paid by the Manager to the Sub-Advisor and are not additional fees borne by the Funds, and that the management fee paid by the Funds to the Manager would stay the same at current asset levels. The Board concluded that in light of the quality and extent of the services to be provided and the business relationships between the Manager and the Sub-Advisor, the proposed fee arrangement was reasonable.

Profitability, economies of scale, and fall out benefits. Information about the Sub-Advisor’s profitability from its expanded responsibilities with the Funds was not available because it had not begun to provide those services to the Funds. The Board considered information regarding the fees to be paid to the Sub-Advisor from its relationship with the Funds and noted the Sub-Advisor’s representation of that they were in stable financial condition. The Trustees also noted that economies of scale are shared with the Funds and their shareholders through investment management fee breakpoints in DMC’s fee schedule for the Funds so that as a Fund grows in size, its effective investment management fee rate declines. Accordingly, the Board did not expect possible fall-out benefits and economies of scale under the Sub-Advisory Agreement to be significantly different than those considered when the Board initially appointed MIMGL as a sub-advisor to the Funds.

GENERAL INFORMATION
Distributor

The Funds’ distributor, Delaware Distributors, L.P. (“Distributor”), located at 2005 Market Street, Philadelphia, PA 19103-7094 (610 Market Street, Philadelphia, PA 19106 effective on or about September 1, 2020), serves as the national distributor of the Trusts’ shares under an amended and restated Distribution Agreement dated Jan. 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution, except for payments by the retail class shares of the Funds under their respective Rule 12b-1 Plans. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Funds. Shares of the Funds are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers, except for shares of variable insurance funds. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 2005 Market Street, Philadelphia, PA 19103-7094 (610 Market Street, Philadelphia, PA 19106 effective on or about September 1, 2020), serves as the Trusts’ shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Funds. Those services include overseeing the Funds’ pricing process, the calculation and payment of Fund expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data.  DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Funds. Those services include performing functions related to calculating the Funds’ net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Funds did not pay any commissions to any affiliated broker.

Shares Outstanding

The table in Exhibit C shows as of Aug. 17, 2020, as to each class of the Funds, the number of shares outstanding.

Record of Beneficial Ownership

As of August 17, 2020 the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of shares of each Fund other than those listed on Exhibit D.  As of August 17, 2020 the Manager believes that the Funds’ officers and Trustees directly owned less than 1% of the outstanding shares of each Class of each Fund.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of a Fund as of the Record Date, unless a Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company (for Delaware VIP REIT Series only), or calling the Delaware Funds by Macquarie Service Center at 800 523-1918. If you do not want the mailing of the Notice or the Joint Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary, your insurance company (for Delaware VIP REIT Series only) or, if you own Fund shares directly through the Funds’ service agent, by calling the Funds’ service agent.

Financial Information

Shareholders can obtain a copy of the Funds’ most recent Annual and Semiannual Reports, without charge, by contacting your financial intermediary, insurance company (for Delaware VIP REIT Series only) or calling the Delaware Funds by Macquarie Service Center at 800 523-1918.

EXHIBIT A
As compensation for services rendered under the Management Agreement, the Manager is entitled to receive an annual fee equal to the following percentage rates of the average daily net assets of each Fund:

Fund	Management Fee (annual rate as a percentage of average daily net assets)
Delaware Strategic Allocation Fund	0.65% on the first $500 million 0.60% on the next $500 million 0.55% on the next $1.5 billion 0.50% of the average daily net assets in excess of $2.5 billion
Delaware Global Listed Real Assets Fund	0.75% on the first $500 million 0.70% on the next $500 million 0.65% on the next $1.5 billion 0.60% of the average daily net assets in excess of $2.5 billion
Delaware VIP REIT Series	0.75% on the first $500 million 0.70% on the next $500 million 0.65% on the next $1.5 billion 0.60% of the average daily net assets in excess of $2.5 billion

EXHIBIT B

During the fiscal year indicated, the Funds paid the following investment management fees to the Manager:

Fund	Fiscal Year End	Management Fees Paid
Delaware Strategic Allocation Fund	Mar. 30, 2020	$1,534,352
Delaware Global Listed Real Assets Fund	Oct. 31, 2019	$456,932
Delaware VIP REIT Series	Dec. 31, 2019	$3,192,391

EXHIBIT C
NUMBER OF SHARES OF EACH FUND OUTSTANDING
AS OF AUG. 17, 2020

Fund	Shares Outstanding
Delaware Strategic Allocation Fund	Class A: 16,725,260.634 Class C: 1,695,953.159 Institutional Class: 3,454,843.774 Class R: 131,395.419 Total: 22,007,452.986
Delaware Global Listed Real Assets Fund	Class A: 3,494,453.963 Class C: 251,353.749 Institutional Class: 4,323,234.672 Class R: 372,090.978 Class R6: 578,796.399 Total: 9,019,929.761
Delaware VIP REIT Series	Standard Class (I): 17,805,040.766 Service Class (S): 14,940,919.846 Total: 32,745,960.612

EXHIBIT D

As of August 17, 2020 management believes the following shareholders held of record 5% or more of the outstanding shares of each class of the Funds, as follows:

Class	Fund	Name and Address of Beneficial Owner	Total Share Balance	Percentage of the Class
A	DELAWARE GLOBAL LISTED REAL ASSETS FUND	NATIONAL FINANCIAL SERVICES LLC (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310	543,111.167	15.57%
A	DELAWARE GLOBAL LISTED REAL ASSETS FUND	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	364,121.345	10.44%
A	DELAWARE GLOBAL LISTED REAL ASSETS FUND	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCT FIRM 92500015 ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	183,886.022	5.27%
C	DELAWARE GLOBAL LISTED REAL ASSETS FUND	NATIONAL FINANCIAL SERVICES LLC (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310	86,873.900	34.64%
C	DELAWARE GLOBAL LISTED REAL ASSETS FUND	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	51,615.810	20.58%
C	DELAWARE GLOBAL LISTED REAL ASSETS FUND	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	26,044.996	10.38%
C	DELAWARE GLOBAL LISTED REAL ASSETS FUND	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCT FIRM 92500015 ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	14,487.640	5.78%
I	DELAWARE GLOBAL LISTED REAL ASSETS FUND	CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105	3,298,074.583	76.55%
I	DELAWARE GLOBAL LISTED REAL ASSETS FUND	NATIONAL FINANCIAL SERVICES LLC (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310	407,539.810	9.46%
R	DELAWARE GLOBAL LISTED REAL ASSETS FUND	ASCENSUS TRUST COMPANY FBO AG RISK SOLUTIONS RETIREMENT PLAN 83806 P.O. BOX 10758 FARGO, ND 58106	34,244.843	9.20%

R	DELAWARE GLOBAL LISTED REAL ASSETS FUND	ASCENSUS TRUST COMPANY FBO MONTROY ANDERSON 401(K) PLAN 69069 P.O. BOX 10758 FARGO, ND 58106	19,647.227	5.28%
R6	DELAWARE GLOBAL LISTED REAL ASSETS FUND	LINCOLN RETIREMENT SERVICES COMPANY FBO MMH INC RETIREMENT PLAN PO BOX 7876 FORT WAYNE IN 46801-7876	372,465.145	64.53%
R6	DELAWARE GLOBAL LISTED REAL ASSETS FUND	BOND STREET CUSTODIANS LTD ACF MACQUARIE GROUP SERVICES AUSTRALIA PTY LTD - DPS022 MACQUARIE BANK C/O INTERNATIONAL OPERATION SHELLEY STREET NO 1 SYDNEY NSW 2000 AUSTRALIA	143,416.395	24.85%
R6	DELAWARE GLOBAL LISTED REAL ASSETS FUND	BOND STREET CUSTODIANS LTD ACF MACQUARIE GROUP SERVICES AUSTRALIA PTY LTD - DPS999 MACQUARIE BANK C/O INTERNATIONAL OPERATION SHELLEY STREET NO 1 SYDNEY NSW 2000 AUSTRALIA	45,950.569	7.96%
C	DELAWARE STRATEGIC ALLOCATION FUND	AMERICAN ENTERPRISE INVESTMENT SVC (FBO) 41999970 707 2ND AVE SOUTH MINNEAPOLIS MN 55402-2405	242,842.463	14.44%
C	DELAWARE STRATEGIC ALLOCATION FUND	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	193,643.436	11.52%
C	DELAWARE STRATEGIC ALLOCATION FUND	WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	170,820.714	10.16%
C	DELAWARE STRATEGIC ALLOCATION FUND	NATIONAL FINANCIAL SERVICES LLC (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310	153,739.264	9.14%
C	DELAWARE STRATEGIC ALLOCATION FUND	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	97,358.587	5.79%
I	DELAWARE STRATEGIC ALLOCATION FUND	BOND STREET CUSTODIANS LTD ACF MACQUARIE GROUP SERVICES AUSTRALIA PTY LTD - DPS022 MACQUARIE BANK C/O INTERNATIONAL OPERATION SHELLEY STREET NO 1 SYDNEY NSW 2000 AUSTRALIA	864,949.041	25.14%
I	DELAWARE STRATEGIC ALLOCATION FUND	LINCOLN RETIREMENT SERVICES CO LINCOLN RETIREMENT SERVICES COMPANY FBO MMH INC EMPLOYEES SAV AND 401K P.O. BOX 7876 FORT WAYNE IN 46801-7876	829,962.496	24.12%

I	DELAWARE STRATEGIC ALLOCATION FUND	LINCOLN RETIREMENT SERVICES COMPANY FBO MMH INC RETIREMENT PLAN P.O. BOX 7876 FORT WAYNE IN 46801-7876	511,080.623	14.85%
I	DELAWARE STRATEGIC ALLOCATION FUND	BOND STREET CUSTODIANS LTD ACF MACQUARIE GROUP SERVICES AUSTRALIA PTY LTD - DPS999 MACQUARIE BANK C/O INTERNATIONAL OPERATION SHELLEY STREET NO 1 SYDNEY NSW 2000 AUSTRALIA	312,131.092	9.07%
R	DELAWARE STRATEGIC ALLOCATION FUND	DR. TENCZA FBO TENCZA DENTAL ASSOCIATES P C 401(K) 427 CATTELL STREET EASTON, PA 18042	28,615.391	21.76%
R	DELAWARE STRATEGIC ALLOCATION FUND	ASCENSUS TRUST COMPANY FBO BUTLER BALANCING COMPANY INC 401 209854 PO BOX 10758 FARGO ND 58106-0758	28,340.521	21.55%
R	DELAWARE STRATEGIC ALLOCATION FUND	ASCENSUS TRUST COMPANY FBO BAYVILLE HOSPITALITY 401(K) 590078 P.O. BOX 10758 FARGO, ND 58106	19,814.859	15.07%
R	DELAWARE STRATEGIC ALLOCATION FUND	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTENTION: FUND ADMIN SEC #974N8 4800 DEER LAKE DRIVE EAST, 2ND FL JACKSONVILLE FL 32246-6484	16,291.109	12.39%
R	DELAWARE STRATEGIC ALLOCATION FUND	MID ATLANTIC TRUST COMPANY FBO INDUSTRIAL PHYSICAL CAPABILITY 401( 1251 WATERFRONT PLACE, SUITE 525 PITTSBURGH, PA 15222	11,372.620	8.65%
R	DELAWARE STRATEGIC ALLOCATION FUND	JOHN SWIDWINSKI FBO P A C FEDERAL CREDIT UNION 401(K) P 2889 EAST MAPLE RD TROY, MI 48083	8,186.443	6.23%
S	VIP REIT SERIES	LINCOLN LIFE 1300 S CLINTON ST FORT WAYNE IN 46802-3518	13,363,087.053	89.42%
S	VIP REIT SERIES	LINCOLN LIFE ANNUITY OF NY (LLANY) 1300 S CLINTON ST FORT WAYNE IN 46802-3506	1,320,603.240	8.84%
V	VIP REIT SERIES	LINCOLN LIFE 1300 S CLINTON ST FORT WAYNE IN 46802-3518	17,255,161.618	96.62%

DELAWARE GROUP® FOUNDATION FUNDS
Delaware Strategic Allocation Fund

DELAWARE POOLED® TRUST
Delaware Global Listed Real Assets Fund

DELAWARE VIP® TRUST
Delaware VIP REIT Series

2005 Market Street
Philadelphia, PA 19103-7094

NOTICE OF INTERNET AVAILABILITY
OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the more complete Joint Information Statement that is available to you on the Internet or by mail relating to the funds listed above (each, a “Fund” collectively, the “Funds”), each a series of Delaware Group Foundation Funds, Delaware Pooled Trust, and Delaware VIP Trust (each, a “Trust” and collectively, the “Trusts”).  We encourage you to access and review all of the important information contained in the Joint Information Statement, available online at: delawarefunds.com/literature and delawarefunds.com/vip/literature (for Delaware VIP REIT Series only).

The Joint Information Statement details the approval of the sub-advisor, Macquarie Investment Management Global Limited (“MIMGL”) to provide certain sub-advisory services to the Funds. 1) A more detailed description of MIMGL and their business; 2) information about the sub-advisory agreement with MIMGL and 3) the reasons the Board of Trustees (the “Board”) of the Trusts approved MIMGL as sub-advisor, are included in the Joint Information Statement. MIMGL is an affiliate of Delaware Management Company (the “Manager”), the investment manager to each series of the Trusts, including the Funds.

The Manager employs a “manager of managers” arrangement in managing the assets of the Trusts.  In connection therewith, the Trusts and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trusts or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Joint Information Statement is being mailed beginning on or about Aug. 28, 2020 to shareholders of record of the Funds as of Aug. 17, 2020. The full Joint Information Statement is available on the Fund’s website at delawarefunds.com/literature and delawarefunds.com/vip/literature (for Delaware VIP REIT Series only) on or about Aug. 28, 2020 until at least Nov. 26, 2020.  A paper or e-mail copy of the full Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.